                       SECURITIES AND EXCHANGE COMMISSION

                             Washington D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) August 16, 1996
                                                         ---------------


                                  GRANGES INC.
                                  ------------
             (Exact name of registrant as specified in its charter)


       1-9025                                           Not Applicable
       -------                                          --------------
(Commission File No.)                       (I.R.S. Employer Identification No.)


                            British Columbia, Canada
                            ------------------------
         (State or other jurisdiction of incorporation or organization)


     Suite 3000, 370 Seventeenth Street, Denver, CO, USA         80202
     ---------------------------------------------------         -----
       (Address of principal executive offices)                (Zip Code)


        Registrant's telephone number, including area code 303-629-2450
                                                           ------------


                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report)

                                  GRANGES INC.

Item 1.          Changes in Control of Registrant

                 Not applicable

Item 2.          Acquisition or Disposition of Assets

                 Not applicable

Item 3.          Bankruptcy or Receivership

                 Not applicable

Item 4.          Changes in Registrant's Certifying Accountant

                 Not applicable

Item 5.          Other Events

         (a) On August 16, 1996, the Registrant issued the following press release:

          "GRANGES AND DA CAPO SIGN DEFINITIVE AMALGAMATION AGREEMENT

VANCOUVER, BRITISH COLUMBIA, AUGUST 16, 1996 - Granges Inc. is pleased to announce that it has signed a definitive merger agreement with Da Capo Resources Ltd. This agreement was signed after receiving notification from Atlas Corporation that it had signed a support agreement for the transaction. This merger is now subject only to shareholder, court, and regulatory approval and is anticipated to be finalized by October 31. The amalgamated company will be 66.3 percent owned by Granges' shareholders on a fully diluted basis.

Over the past several months, Granges has carried out an in-depth evaluation of Da Capo's Bolivian assets, which include two development-stage properties, ten kilometers apart, and four exploration properties. Granges undertook a pre-feasibility study of the Amayapampa and Capa Circa gold deposits with the assistance of outside consultants. This study included an independent ore reserve estimate, metallurgical testing, and estimates of the major cost components. This study concluded that a 3,200-tonnes-per-day gravity, flotation, and cyanide leach mill (treating 3,000 tonnes a day of open pit ore from Amayapampa and 200 tonnes a day of ore from an underground mine at Capa Circa), will produce approximately 100,000 ounces of gold per year, with a potential minimum mine life of nine years. The required capital will be approximately US$65 million, and the cash production cost is estimated at US$143 an ounce. Granges has already started working with Da Capo on the project development; it is anticipated that a feasibility study could be completed in eight months and that production would commence in mid-1998.

The combined company, with an inventory of gold resources of 4.4 million ounces and a proven and probable mineable reserve base of 1.5 million ounces, will be well placed to become a significant intermediate gold mining company. Based on internal projections, it is anticipated that the company, over the next three years, will be able to grow its mineable reserves to 3 million ounces of gold and to produce 300,000 ounces per year from three mines, at an average cash cost of US$190 per ounce.

"This is clearly a merger in which the value of the combination will be considerably greater than the sum of the parts," Michael Richings, President and CEO of Granges said. "With no debt, adequate working capital, and an experienced management team, the company will be able to achieve its growth goals rapidly. In addition, the company has an excellent portfolio of exploration properties in Bolivia, Peru, Ecuador, Venezuela, United States, and Canada from which to extend its further growth."

Granges Inc. is an international gold mining and exploration company based in Denver, Colorado, with its registered office in Vancouver, British Columbia. Currently, it produces approximately 100,000 ounces per year of gold from its Hycroft mine and is actively exploring, acquiring, and developing mineral properties in the Western United States and Latin America."

Item 6.          Resignations of Registrant's Directors

                 Not applicable

Item 7.          Financial Statements and Exhibits

         (a)     Financial Statements - none

         (b)     Pro Forma financial information - none

         (c)     Exhibit - none

Item 8.          Change in Fiscal Year

                 Not applicable

                                   SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.




                                                             GRANGES INC.
                                                     ---------------------------
                                                             (Registrant)



Date: August 27, 1996                             By: /s/ A.J. ALI
                                                     ---------------------------
                                                     A.J. Ali, CA
                                                     Vice President Finance and
                                                     Chief Financial Officer